Exhibit 99.1

Gilla Contracts Investor Relations Services

MIAMI, FLORIDA – (May 21, 2015) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), a designer, marketer and distributor of electronic cigarettes, vaporizers, e-liquids and related accessories, is pleased to announce that the Company has entered into a three month contract with Emerging Markets Consulting, LLC (“EMC”). EMC specializes in supporting small and midcap companies gain exposure with individual investors.

“EMC came highly recommended to Gilla and we are eager to work with them as a means to communicate to existing and potential shareholders,” said Mr. J. Graham Simmonds, Chairman and Chief Executive Officer. He added, “The Company’s future is very bright and given we have a number of exciting business development opportunities in the works, we felt this was an ideal time to engage EMC and their outreach program.”

James S. Painter III, Chairman and Chief Executive Officer of EMC, stated, "We are proud to be representing Gilla Inc. We have reviewed the Company and have been very impressed with management and their business strategy. We see a bright future and a large number of potential opportunities in the electronic cigarette, vaporizer and e-liquid industry."

About Emerging Markets Consulting, LLC

Based in Clermont, Florida with an office in New York, Emerging Markets Consulting, LLC (“EMC”) brings over 40 years of combined experience in the investor relations industry. EMC is an international investor relations firm with affiliates worldwide. EMC is relationship driven and results oriented. EMC’s goal is to select the right clients and to concentrate its resources and efforts to serve a limited number of high quality clients.

For more information, please visit emergingmarketsllc.com

About Gilla Inc.

Gilla Inc. designs, markets and distributes electronic cigarettes, vaporizers, e-liquids and related accessories. Gilla has a two-pronged business model: white-label solutions, including branding, marketing and sales support; and e-commerce solutions like Charlie’s Club, a members-only online e-cigarette monthly subscription service featuring free hardware and no contracts. E-cigarettes and vaporizers are replacements for traditional cigarettes allowing smokers to reproduce the smoking experience. E-cigarettes and vaporizers do not burn tobacco and are not smoking cessation devices.

Forward-looking Statements

Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gillainc.com, or contact:

Emerging Markets Consulting, LLC
Mr. James S. Painter III
Chairman and Chief Executive Officer
w: 1 (321) 206-6682
m: 1 (407) 340-0226
f: 1 (352) 429-0691
email: jamespainter@emergingmarketsllc.com
website: www.emergingmarketsllc.com

Gilla Inc.
Mr. J. Graham Simmonds
Chairman and Chief Executive Officer
w: 1 (647) 503-6602
email: graham@gillainc.com
website: www.gillainc.com
twitter: @gillainc